Perpetual Industries Appoints Carl Dilley

to the Board of Directors

CALGARY, AB and New York, May 26, 2015 – Perpetual Industries Inc. (OTC:PRPI), a developer of new and innovative energy efficient products, today announced that the Company has appointed Carl Dilley to the Board of Directors.

Mr. Dilley has been a career entrepreneur serving as a C-level officer in many different companies and industries. With key roles at Spartan Securities and Island Stock Transfer, Mr. Dilley has been instrumental in taking over 400 companies public. He is currently a managing partner of Endeavour Cooperative Partners, which owns a group of financial services and other companies including: Island Capital Management, LLC, Spartan Securities Group, Ltd., Proxy and Printing LLC., Endeavour Insurance Partners and Pioneer Recycling LLC. He has served as president of Island Stock Transfer, a division of Island Capital Management, LLC from 2003 to present and currently acts as senior executive officer responsible for oversight of the day to day operations.

Mr. Dilley having been involved in the investment Industry since 1983, holds FINRA series 24, 66, and 7 Securities licenses to perform retail, investment banking and new listing services functions for Spartan, where he served as managing partner until January 2015, when he recently stepped down to assume the role as President of Pioneer Recycling.  He is a co-founder of Endurance Exploration Group, LLC. and has served as a Director and Chief Operating Officer of Endurance Exploration Group, Inc. (stock symbol: EXPL) since going public in January 2013. He is also a Director of Wrapmail, Inc. (stock symbol: WRAP) and controlling shareholder, Chairman and President of Vacation Travel Corp.

Mr. Dilley stated, “I am delighted to be joining Perpetual Industries’ Board of Directors. My focus will be to help identify strategic joint venture partnerships, and potential mergers and acquisitions that can help Perpetual commercialize the XYO Technology in various industries and applications.”

Brent Bedford, President and CEO of Perpetual Industries, stated, “We are very pleased to have Mr. Dilley join our Board of Directors given his diverse background and talents. He has a deep understanding of the finance industry and he has served as an executive and/or board member for several public and private public companies. He is a serial entrepreneur that has founded several businesses and his drive, broad range of experience and knowledge make him a welcome addition to the team and hopefully will prove invaluable for the future growth and direction of Perpetual Industries.”

About Perpetual Industries Inc.

Incorporated in Nevada and based in Calgary, Alberta, Perpetual Industries Inc. (OTC:PRPI) is an emerging growth company focusing on research, development and industrial design of new and innovative energy efficient products. At its core is an automatic, mechanical balancing technology called XYO, used for balancing rotating parts in machines so that they produce less vibration and operate more efficiently.

Perpetual sublicenses XYO to third parties and directly develops and manufactures products containing XYO. For more information, please visit: www.perpetualindustries.com.

Forward Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve assumptions, expectations and projections about events subject to risk and uncertainty; these estimates reflect the best judgment, at the time, of our senior management. Expressions like “believe,” “anticipate,” “intend,” “estimate,” “expect,” and “project” identify them, but they do not always contain such words. They may relate to our anticipated sales performance and trends, operating income, cash flows, business strategies and initiatives, and other matters. Actual results may differ and matters and transactions may not proceed as contemplated. Unknown or unpredictable factors could have material adverse effects on our future results, performance or achievements.

We caution you not to rely unduly on our forward-looking statements. Investors should consider our Securities and Exchange Commission (SEC) filings, including our Registration Statement on Form S-1, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, especially the “Management’s Discussion and Analysis” and “Risk Factors” sections, and our Current Reports on Form 8-K.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, nor to update any news release, SEC filing, presentation, or website.

Investor Relations
Perpetual Industries Inc.
(403) 214-4321
info@perpetualindustries.com